EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G filed herewith (and any amendments thereto) signed by each of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 28, 2016

QVT FINANCIAL LP		QVT ASSOCIATES GP LLC

By QVT Financial GP LLC,
its General Partner

By:	/s/ Nicholas Brumm	By:	/s/ Nicholas Brumm
Name:	Nicholas Brumm	Name:	Nicholas Brumm
Title:	Managing Member	Title:	Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
Name:	Meg Eisner	Name:	Meg Eisner
Title:	Authorized Signatory	Title:	Authorized Signatory

QVT FINANCIAL GP LLC		MENES TRADING FUND LP

By QVT Associates GP LLC,
its General Partner

By:	/s/ Nicholas Brumm	By:	/s/ Nicholas Brumm
Name:	Nicholas Brumm	Name:	Nicholas Brumm
Title:	Managing Member	Title:	Managing Member

By:	/s/ Meg Eisner	By:	/s/ Meg Eisner
Name:	Meg Eisner	Name:	Meg Eisner
Title:	Authorized Signatory	Title:	Authorized Signatory